Exhibit 8.1

SUBSIDIARIES OF ENLIVEX THERAPEUTICS LTD.

At December 31, 2018	Country	Percentage of voting share capital held
Wholly owned subsidiaries
Enlivex Therapeutics R&D Ltd.	Israel	100